                                   EXHIBIT 21


                           SUBSIDIARIES OF HPSC, INC.


Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------

Credident, Inc.                                             Canada
American Commercial Finance Corporation                     Delaware
HPSC Funding Corp. I                                        Delaware
HPSC Bravo Funding Corp.                                    Delaware